Media Contact: Darla Turner, Darla.Turner@appharvest.com
Investor Contact: AppHarvestIR@appharvest.com

AppHarvest appoints Appalachian Regional Healthcare CEO Hollie Phillips to board of directors

MOREHEAD, Ky., Nov. 2, 2022 – AppHarvest, Inc. (NASDAQ: APPH, APPHW), a sustainable food company, public benefit corporation and Certified B Corp building some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, announced today the appointment of Appalachian Regional Healthcare (ARH) president and CEO Hollie Harris Phillips as an independent director of the company and a member of the audit committee, effective immediately.

Phillips has served as president and CEO of the 14-hospital healthcare system, which includes multi-specialty physician practices, home health agencies, home medical equipment stores and retail pharmacies since 2021. Phillips joined the ARH system in 2002 as director of planning and soon was promoted to chief strategy officer. During her two-decade career with ARH, Phillips has overseen the organization's strategic planning, marketing, business development, service excellence, philanthropy, government relations and grants functions. Her leadership has resulted in improved access to care and enhanced financial performance of net revenue annually. Phillips earned a master's in health administration from the Medical College of Virginia and a bachelor's in biology from the University of Richmond in Richmond, Va.

“With keen insights in addressing unique regional business issues around supply chain, employee engagement and coalition-building while supporting a complementary mission to improve the lives and health outcomes of Central Appalachians, I expect Hollie’s contributions to be particularly helpful as AppHarvest focuses on improving core operations and diversifying its produce offerings with three new at-scale farms expected to be operational at the end of this year,” said AppHarvest Founder & CEO Jonathan Webb.

Phillips fills a board seat vacated by Anna Mason who resigned in conjunction with pursuing a new career opportunity.

AppHarvest currently sells to the top 25 national grocery store outlets as well as to select restaurants and food service providers through its distributor. AppHarvest’s flagship Morehead, Ky., farm has been harvesting since January 2021, and is expected to start harvesting its third season of tomatoes in the fourth quarter. Last week, the company announced commercial shipments from its new 15-acre Berea, Ky. salad greens farm featuring a “touchless growing system” with autonomous harvesting. The company soon expects to announce the opening of its 30-acre Somerset, Ky. berry farm, where the team already has planted nearly one million strawberry plants for its upcoming season. AppHarvest also continues construction on its 60-acre Richmond, Ky. farm, which, upon completion, is expected to double the company’s capacity to grow tomatoes. Combined with the Morehead farm, the Richmond facility is expected to enable the company to grow about 1.5 million tomato plants per season. The AppHarvest Richmond farm also is expected to start operating before the end of 2022.

About AppHarvest
AppHarvest is a sustainable food company in Appalachia developing and operating some of the world’s largest high-tech indoor farms with robotics and artificial intelligence to build a reliable, climate-resilient food system. AppHarvest’s farms are designed to grow produce using sunshine, rainwater and up to 90% less water than open-field growing, all while producing yields up to 30 times that of traditional agriculture and preventing pollution from agricultural runoff. AppHarvest currently operates its flagship farm – about the size of 50 football fields – in Morehead, Ky., producing tomatoes. The company is developing a network of farms to produce a variety of vine crops, salad greens and berries with three more farms currently under construction that are expected to be operational by the end of 2022. For more information, visit https://www.appharvest.com/.

Forward-Looking Statements
Certain statements included in this news release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words or phrases such as “will,” “estimate,” “continue,” “expect,” “plan,” “works to,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, including implementation of a phased approach at each facility, timing and availability of tomatoes and other produce at top national grocery stores, restaurants, and food service providers, anticipated benefits of the third season harvest, AppHarvest’s future financial performance, as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the company’s Quarterly Report on Form 10-Q filed with the SEC by AppHarvest on August 3, 2022, under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this news release. Accordingly, undue reliance should not be placed upon the forward-looking statements.